UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  -------------

                                    FORM 8-K

                                  -------------

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                                 January 7, 2005
                Date of report (date of earliest event reported)

                                  -------------

                              DIGITAL FUSION, INC.
             (Exact Name of Registrant as Specified in its Charter)

                                  -------------



         Delaware                     0-24073                   13-3817344
(State or Other Jurisdiction  (Commission File Number)        (IRS Employer
     of Incorporation)                                     Identification No.)

                  4940-A Corporate Drive, Huntsville, AL 35805
                    (Address of Principal Executive Offices)

                                 (256) 837-2620
              (Registrant's telephone number, including area code)

                                  -------------


Check the appropriate box below if the Form 8-K filing in intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14D-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

On March 10, 2005, Digital Fusion, Inc. ("Company") entered into an increase to the Loan Agreement by and among the Company, each of the Guarantors and First Commercial Bank of Huntsville.

Among other things, the Amendment (i) increases the line of credit, not to exceed $2,500,000 (ii) extends the maturity date to April 15, 2006, (iii) has an interest rate of prime and (iv) is secured by the Company's receivables and certain guarantees.

Section 2 - Financial Information

Item 2.01   Completion of Acquisition or Disposition of Assets.

On January 7, 2005, the Company filed a Current Report on Form 8-K (the "Original 8-K") to report that pursuant to a Stock Purchase Agreement dated October 28, 2004 by and between Digital Fusion, Inc. ("Digital Fusion") and Michael W. Wicks ("Wicks"), Digital Fusion acquired all of Wicks' outstanding capital stock of Summit Research Corporation ("Summit"). The Original 8-K is incorporated herein by this reference. This amendment is being filed to include the financial statements required by Item 9.01 of Form 8-K.

Section 9 - Financial Statements Exhibits

Item 9.01   Financial Statements and Exhibits

(a)   Financial Statements of Business Acquired

The audited financial statements of Summit Research Corporation for the period ended September 30, 2004; and for the year ended December 31, 2003 appear beginning on page F-1 of this Current Report on Form 8-K/A and are hereby incorporated by reference herein.

(b)   Pro Forma Financial Information

The Unaudited Pro Forma Condensed Consolidated Statement of Operations of Digital Fusion, Inc. ("DFI") and Summit Research Corporation ("Summit") for the Year Ended December 31, 2003. The Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Nine-months Ended September 30, 2004 of DFI and Summit. The Unaudited Pro Forma Condensed Consolidated Balance Sheet of DFI and Summit at September 30, 2004.

(c)   Exhibits

       Exhibit No.     Description
       -----------     -----------

       10.1* Loan Agreement, note and security agreement and commercial security agreement, each dated March 10, 2005, among First Commercial Bank of Huntsville and the Company, for a $2,500,000 revolving line of credit.
       10.2* Security and Subordination Agreement, dated January 3, 2005, by and among First Commercial Bank of Huntsville, the Company and Michael W. Wicks.
       10.3* Stock Purchase Agreement, dated as of October 28, 2004, by and between the Company and Michael W. Wicks.
       10.4* Convertible Promissory Note, dated January 3, 2005, by and between the Company and Michael W. Wicks.
       10.5* Registration Rights Agreement, dated January 3, 2005, by and between the Company and Michael W. Wicks.
       10.6* Escrow Agreement, dated October 28, 2004, by and among the Company, Michael W. Wicks and Synovus Trust Company.
       10.7* Employment Agreement, dated January 3, 2005, by and between the Company and Michael W. Wicks.
       10.8* Employment Agreement, dated January 3, 2005, by and between the Company and Steven L. Thornton.

* Filed herewith.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 21, 2005

                               DIGITAL FUSION, INC.



                               By: /s/ Roy E. Crippen, III
                                  ---------------------------------------------
                                   Roy E. Crippen, III, Chief Executive Officer, and Chairman of the Board

                           Summit Research Corporation

                              Financial Statements

                     For the Period Ended September 30, 2004
                      and the Year Ended December 31, 2003










                                                                        Contents


Independent Auditors' Report on Financial Statements                         F-1
Financial Statements:

    Balance Sheets                                                           F-2
    Statements of Operations                                                 F-3
    Statements of Changes in Stockholder's Equity                            F-4
    Statement of Cash Flows                                                  F-5
    Notes to the Financial Statements                                 F-6 - F-10

                          Independent Auditors' Report



Board of Directors
Summit Research Corporation
Huntsville, Alabama


We have audited the accompanying balance sheets of Summit Research Corporation as of September 30, 2004 and December 31, 2003, and the related statements of operations, changes in stockholder's equity, and cash flows for the period and year then ended. These financial statements are the responsibility of the management of Summit Research Corporation. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. These standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Summit Research Corporation as of September 30, 2004 and December 31, 2003 and the results of its operations and its cash flows for the period and year then ended in conformity with accounting principles generally accepted in the United States of America.


/s/

Pender Newkirk & Company
Certified Public Accountants
Tampa, Florida
January 28, 2005

                           Summit Research Corporation

                                 Balance Sheets



                                                                             September 30,           December 31,
                                                                                 2004                    2003
                                                                          -----------------------------------------
Assets

Current assets:
    Cash                                                                    $      421,206         $       459,250
    Accounts receivable                                                          1,779,384                 905,212
    Unbilled accounts receivable                                                   116,447                  68,638
    Stockholder receivable                                                         400,000                       -
    Other current assets                                                            37,288                  26,200
                                                                          -----------------------------------------
Total current assets                                                             2,754,325               1,459,300

Equipment, net of accumulated depreciation of $67,718
    and $32,661 at September 30, 2004 and December 31,
    2003, respectively                                                             127,387                 137,245
                                                                          -----------------------------------------


                                                                            $    2,881,712         $     1,596,545
                                                                          =========================================


Liabilities and Stockholder's Equity

Current liabilities:
    Accounts payable                                                        $      447,168         $        25,365
    Accrued salaries and wages                                                     841,776                 630,845
    Deferred revenue                                                               210,575                       -
    Billings in excess of cost and estimated earnings                              223,459                 235,052
                                                                          -----------------------------------------
Total current liabilities                                                        1,722,978                 891,262
                                                                          -----------------------------------------

Stockholder's equity:
    Common stock; $.01 par value; 100,000 shares
        authorized; 80,000 shares issued and
        outstanding                                                                    800                     800
    Additional paid-in capital                                                         495                     495
    Retained earnings                                                            1,157,439                 703,988
                                                                          -----------------------------------------
Total stockholder's equity                                                       1,158,734                 705,283
                                                                          -----------------------------------------


                                                                            $    2,881,712         $     1,596,545
                                                                          =========================================

The accompanying notes are an integral part of the financial statements.

                           Summit Research Corporation

                            Statements of Operations





                                                                               Period Ended            Year Ended
                                                                               September 30,           December 31,
                                                                                   2004                   2003
                                                                           ----------------------------------------
Net sales                                                                   $    6,416,972         $     4,970,191

Cost of goods sold                                                               5,515,406               4,076,845
                                                                           ----------------------------------------

Gross profit                                                                       901,566                 893,346

Selling, general and administrative expenses                                       350,497                 370,999
                                                                           ----------------------------------------

Income from operations                                                             551,069                 522,347

Interest income                                                                      2,382                     833
                                                                           ----------------------------------------

Net income                                                                 $       553,451         $       523,180
                                                                           ========================================
















The accompanying notes are an integral part of the financial statements.

                           Summit Research Corporation

                  Statements of Changes in Stockholder's Equity

                     For the Period Ended September 30, 2004
                      and the Year Ended December 31, 2004







                                            Common Stock             Additional
                                         ----------------------       Paid-In            Retained
                                         Shares      Amount           Capital            Earnings         Total
                                         --------------------------------------------------------------------------

Balance, December 31, 2002                 80,000      $   800         $  495       $     300,808    $      302,103

Dividends paid                                                                           (120,000)         (120,000)

Net income for the year                                                                   523,180           523,180
                                         --------------------------------------------------------------------------

Balance, December 31, 2003                 80,000          800            495             703,988           705,283

Dividends paid                                                                           (100,000)         (100,000)

Net income for the period                                                                 553,451           553,451
                                         --------------------------------------------------------------------------

Balance, September 30, 2004                80,000      $   800         $  495       $   1,157,439    $    1,158,734
                                         ==========================================================================





















The accompanying notes are an integral part of the financial statements.

                           Summit Research Corporation

                            Statements of Cash Flows



                                                                               Period Ended            Year Ended
                                                                               September 30,           December 31,
                                                                                   2004                    2003
                                                                           ------------------------------------------------
Operating activities
    Net income                                                               $    553,451           $    523,180
                                                                           ------------------------------------------------
    Adjustments to reconcile net income to net cash
        provided by operating activities:
           Depreciation and amortization                                           35,057                 27,141
           (Increase) decrease in:
               Accounts receivable                                               (874,172)              (470,247)
               Unbilled accounts receivable                                       (47,809)               (53,464)
               Prepaid and other current assets                                   (11,088)               (10,696)
               Other assets                                                                                4,697
               Stockholder receivable                                            (400,000)
           Increase (decrease) in:
               Accounts payable                                                   421,803                  7,595
               Accrued expenses                                                   210,931                343,363
               Deferred revenue                                                   210,575
               Billing in excess of cost                                          (11,593)               193,121
                                                                           ----------------------------------------
    Total adjustments                                                            (466,296)                41,510
                                                                           ----------------------------------------
    Net cash provided by operating activities                                      87,155                564,690

Investing activities
    Acquisition of equipment                                                      (25,199)              (109,641)

Financing activities
    Dividends paid                                                               (100,000)              (100,000)
                                                                           ----------------------------------------

Net (decrease) increase in cash                                                   (38,044)               355,049

Cash, beginning of period/year                                                    459,250                104,201
                                                                           ----------------------------------------

Cash, ending of period/year                                                  $    421,206           $    459,250
                                                                           ========================================

Supplemental disclosure of cash flow information:


During 2003, the Company distributed a $20,000 stockholder receivable in lieu of a cash dividend.


The accompanying notes are an integral part of the financial statements.

                           Summit Research Corporation

                          Notes to Financial Statements

                     For the Period Ended September 30, 2004
                      and the Year Ended December 31, 2003


1.      Background Information and Change in Ownership

Summit Research Corporation (the "Company") is an Alabama corporation incorporated on October 19, 2001. The Company's principal line of business is the research and development of government aerospace technologies. The principal market in which the Company operates includes government contracts to provide engineering and other technical support services to the U.S. Army Aviation & Missile Command at Redstone Arsenal, Alabama. Engineering disciplines include modeling and simulation, hardware test and evaluation, and mechanical design and prototype fabrication. Other technical skills include information management systems and program analysis. The corporate headquarters is located in Huntsville, Alabama.

Effective as of the close of business on January 3, 2005, Digital Fusion, Inc. acquired all of the outstanding capital stock of Summit Research Corporation. Digital Fusion, Inc. paid $1,600,000 cash and 575,000 shares of its stock. In addition to the initial payments, the stockholder will be able to receive additional consideration of $600,000 on the six-month anniversary of the closing, plus an additional amount equal to the excess of the Company's tangible net worth at the closing date in excess of $900,000. In addition, the stockholder will receive a convertible promissory note in the cumulative amount of $2,700,000, which shall be reduced by the extent that the Company's tangible net worth is less than $900,000.


2.      Significant Accounting Policies

The significant accounting policies followed are:

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

        The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

        Cash is maintained with a major financial institution in the United States. Deposits with this bank may exceed the amount of insurance provided on such deposits. Generally, these deposits may be redeemed upon demand and, therefore, bear minimal risk.

                           Summit Research Corporation

                          Notes to Financial Statements

                     For the Period Ended September 30, 2004
                      and the Year Ended December 31, 2003


2.      Significant Accounting Policies (continued)

        Accounts receivable consist primarily of receivables for services, as well as receivables that are a function of the Company's billing process, which is determined by the contract terms. The Company records an allowance for doubtful accounts for any amounts that may not be recoverable based on an analysis of the Company's prior collection experience, customer credit worthiness, current economic trends, and subsequent cash collections. Based on management's review of accounts receivable, no allowance for doubtful accounts is considered necessary at September 30 2004 and December 31, 2003. The Company determines receivables to be past due based on the payment terms of original invoices. Interest is not typically charged on past due receivables.

        The Company recognizes revenue under the following two methods. The majority of the Company's revenue is recognized on a time and material basis as services are provided and products and materials are sold to customers. In the event that there are significant performance obligations yet to be fulfilled on consulting and design projects, revenue recognition is deferred until such conditions are removed. The Company also recognizes revenue from contracts under the percentage-of-completion method. The estimated revenue for each contract represents the percentage of estimated total revenue that costs incurred to date bear to estimated total costs based on the Company's current estimates. With respect to contracts that extend over one more accounting periods, revisions in the costs and revenue estimates during the course of the work are reflected in the period the revisions become known. When current estimates of total contract costs indicate a loss, provision is made for the entire estimated loss. For projects that the customer has prepaid but services have not been performed, deferred revenue is recorded on the balance sheet.

        Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs, and depreciation costs. General and administrative costs are charged to expense as incurred.

        Equipment is recorded at cost. Depreciation is computed using an accelerated depreciation method over the estimated useful lives of the respective assets, ranging generally from five to seven years. Maintenance and repairs are charged to operations when incurred. When equipment is sold or otherwise disposed of, the asset account and related accumulated depreciation account are relieved, and any gain or loss is included in operations.

        Advertising costs are charged to operations when the advertising first takes place. Advertising expense totaled $1,625 and $240 for the period ended September 30, 2004 and the year ended December 31, 2003, respectively.

                           Summit Research Corporation

                          Notes to Financial Statements

                     For the Period Ended September 30, 2004
                      and the Year Ended December 31, 2003


2.      Significant Accounting Policies (continued)

        The Company, with the consent of the stockholder, has elected under Sections 1361 through 1379 of the Internal Revenue Code to be treated substantially as a partnership instead of as a corporation for income tax purposes. As a result, the stockholder will report the entire corporate taxable income on his/her individual tax return. Therefore, no provision for income taxes has been made to these financial statements.


3.      Uncompleted Contracts

Information with respect to uncompleted contracts is summarized as follows:

                                                                              2004                2003
                                                                         ---------------------------------
        Costs incurred to date                                           $     346,709       $     172,086
        Estimated earnings thereon                                              51,163              51,431
                                                                         ---------------------------------
                                                                               397,872             223,517
        Less billings to date                                                  621,331             458,569
                                                                         ---------------------------------
                                                                         $   (223,459)       $    (235,052)
                                                                         =================================

        Billings in excess of costs and estimated
           earnings                                                      $   (223,459)       $    (235,052)
                                                                         =================================


4.      Equipment

Equipment consists of:

                                                                                2004              2003
                                                                            ------------------------------
        Computer equipment                                                  $    106,163      $     94,897
        Office equipment                                                           6,693               300
        Automobiles                                                               73,782            73,782
        Other                                                                      8,467               927
                                                                            ------------------------------
                                                                                 195,105           169,906
        Less accumulated depreciation                                             67,718            32,661
                                                                            ------------------------------
                                                                            $    127,387      $    137,245
                                                                            ==============================

                           Summit Research Corporation

                          Notes to Financial Statements

                     For the Period Ended September 30, 2004
                      and the Year Ended December 31, 2003


5.      Credit Facility and Line of Credit

The Company has a credit facility with a major credit card company with an interest rate of 18 percent on any past due balances. As of September 30, 2004, the Company had an outstanding balance of $74,796 on this credit facility, which has been included in accounts payable. The balance on this credit facility is due monthly.

The Company has a bank line of credit with a maximum limit of $800,000. Interest is at the bank's base lending rate of 4.75% at September 30, 2004 with interest payable monthly and the balance maturing on February 13, 2005. The line is collateralized by the Company's assets.


6.      Pension and Profit-Sharing Plans

The Company has a 401(k) profit-sharing plan that covers substantially all employees who meet certain eligibility requirements. Company contributions are at the discretion of the Board of Directors. The Company may make a matching contribution on a portion of the employee deferral amount, as well as an employer contribution to the profit-sharing plan. The total amount contributed for the period ended September 30, 2004 and the year ended December 31, 2003 amounted to $436,146 and $405,865, respectively, which included a safe harbor match to satisfy certain federal tax regulations.


7.      Lease Commitments

The following is a schedule by year of future minimum rental payments required under operating leases that have an initial or remaining noncancelable lease term in excess of one year as of September 30, 2004:

         Year Ending
        September 30,
        -------------
             2005                                    $     39,951
             2006                                          41,424
             2007                                          42,955
                                                     ------------
                                                     $    124,330
                                                     ============

Rent expense amounted to $29,963 and $3,329 for the period ended September 30, 2004 and the year ended December 31, 2004, respectively.

                           Summit Research Corporation

                          Notes to Financial Statements

                     For the Period Ended September 30, 2004
                      and the Year Ended December 31, 2003


8.      Related Party Transaction

During 2004, the Company purchased $400,000 of certificates of deposit that were titled either in the name of the stockholder or in the joint names of the stockholder and the Company. The amount has been recorded as a stockholder receivable as of September 30, 2004. Subsequent to September 30, 2004, these certificates of deposit were surrendered and the cash was returned to the Company.


9.      Major Customers of the Company

Three customers accounted for 96 and 99 percent of the Company's revenues for the period ended September 30, 2004 and the year ended December 31, 2003, respectively. At September 30, 2004 and December 31, 2003, accounts receivable include approximately 98 percent from these clients.

Item 9.01 (b) Pro Forma Financial Information

                              DIGITAL FUSION, INC.
        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
   AT SEPTEMBER 30, 2004 AND FOR THE NINE MONTHS THEN ENDED AND THE YEAR ENDED
                               DECEMBER 31, 2003

The accompanying unaudited pro forma condensed consolidated balance sheet as of September 30, 2004 and the unaudited pro forma condensed consolidated statement of operations for the nine months then ended and the year ended December 31, 2003 are based upon historical consolidated financial statements of Digital Fusion, Inc. ("DFI") and Summit Research Corporation ("Summit") adjusted to give effect to the January 3, 2005 acquisition of Summit by DFI. DFI acquired 100% of the stock of Summit for $1.6 million cash, $2.7 million convertible note, $898,692 note and 575,000 of DFI's common stock.

The unaudited pro forma condensed consolidated statements of operation have been prepared assuming that the acquisition occurred on the first day of the periods presented therein. These unaudited pro forma consolidated statements of operation are not necessarily indicative of the operating results or financial position of future operating results. The pro forma adjustments give effect to available information and assumptions that DFI believes are reasonable. The pro forma condensed financial information should be read in conjunction with DFI's historical consolidated financial statements and notes thereto and the historical consolidated financial statements of Summit and the notes thereto.

                              DIGITAL FUSION, INC.
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2003
             (in thousands, except per share amounts and footnotes)

                                                             Condensed Historical                        Pro Forma
                                                         -----------------------------       ----------------------------------
                                                              DFI            Summit           Adjustments           Combined
                                                         --------------    -----------       --------------       -------------
Revenues                                             $          6,420          4,970                                   11,390
Cost of revenues                                                4,905          4,077                                    8,982
                                                         --------------    -----------       --------------       -------------
Gross profit                                                    1,515            893                                    2,408
Selling, general and administrative expenses                    1,715            371                                    2,086
                                                         --------------    -----------       --------------       -------------
Income (loss) from operations                                    (200)           522                                      322
Interest expense, net                                             195             (1)                233     (1)          427
Intrinsic value of convertible debt                                 -              -                 224     (4)          224
                                                         --------------    -----------       --------------       -------------
Net income (loss) before income taxes                            (395)           523                (457)                (329)
Income taxes                                                        -              -    (2)            -     (2)            -
                                                         --------------    -----------       --------------       -------------
Net income (loss)                                    $           (395)           523                (457)                (329)
                                                         ==============    ===========       ==============       =============
Basic and diluted net income (loss) per share        $         ($0.06)                                                 ($0.04)
                                                         ==============                                           =============
Weighted average number of common shares
    used in net income (loss) per share computation             7,168                                 575   (3)         7,743
                                                         ==============                      ==============       =============

(1) The $2.7 million loan accrues interest each month the DFI stock price exceeds an average price of $2.80. The pro forma adjustments include $131,000 of imputed interest for this loan. In addition, estimated interest expense of $54,000 for the $899,000 loan at 6% interest rate, $36,000 for the $700,000 line of credit at Prime plus 1% and $12,000 for the $300,000 line of credit at Prime is recorded as a pro forma adjustment.

(2) Prior to January 3, 2005, Summit was an S Corporation and did not record any income tax expense. Summit would have recorded an estimated $200,000 of income tax expense if this transaction had occurred at the beginning of this period. This tax expense would have been offset by DFI's tax benefit.

(3) 575,000 shares of DFI's common stock were issued in conjunction with the Summit acquisition

(4) Record $224,000 amortization for the intrinsic value of the embedded convertible debt option.

                              DIGITAL FUSION, INC.
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004
             (in thousands, except per share amounts and footnotes)

                                                           Condensed Historical                        Pro Forma
                                                       -----------------------------       -----------------------------------
                                                            DFI            Summit            Adjustments            Combined
                                                       -------------    ------------       --------------        -------------

Revenues                                           $          5,165           6,417                                    11,582
Cost of revenues                                              4,375           5,516                                     9,891
                                                       -------------    ------------       --------------        -------------
Gross profit                                                    790             901                    -                1,691
Selling, general and administrative expenses                  1,309             350                    -                1,659
                                                       -------------    ------------       --------------        -------------
Income (loss) from operations                                  (519)            551                    -                   32
Interest expense, net                                           131              (2)                 174    (1)           303
Intrinsic value of convertible debt                               -               -                  168    (4)           168
                                                       -------------    ------------       --------------        -------------
Net income (loss) before income taxes                          (650)            553                 (342)                (439)
Income taxes                                                      -               -   (2)              -    (2)             -
                                                       -------------    ------------       --------------        -------------
Net income (loss)                                  $           (650)            553                 (342)                (439)
                                                       =============    ============       ==============        =============
Basic and diluted net income (loss) per share                ($0.09)                                                   ($0.05)
                                                       =============                                             =============
Weighted average number of common shares
    used in net income (loss) per share computation           7,599                                  575    (3)         8,174
                                                       =============                       ==============        =============


(1) The $2.7 million loan accrues interest each month the DFI stock price exceeds an average price of $2.80. The pro forma adjustments include $98,000 of imputed interest for this loan. In addition, Estimated interest expense of $40,000 for the $899,000 loan at 6% interest rate, $27,000 for the $700,000 line of credit at Prime plus 1% and $9,000 for the $300,000 line of credit at Prime is recorded as a pro forma adjustment. Prior to January 3, 2005, Summit was an S Corporation and did not record any income tax expense. Summit would have

(2) recorded an estimated $211,000 of income tax expense if this transaction had occurred at the beginning of this period. This tax expense would have been offset by DFI's tax benefit.

(3) 575,000 shares of DFI's common stock were issued in conjunction with the Summit acquisition

(4) Record $168,000 amortization for the intrinsic value of the embedded convertible debt option.

                              DIGITAL FUSION, INC.
             UNAUDITED PROFORMA CONDENSED CONSOLIDATED BALANCE SHEET
                              AT SEPTEMBER 30, 2004
                        (in thousands, except footnotes)

                                                                      Condensed Historical                Pro Forma
                                                                     ---------------------    ----------------------------------
                                                                       DFI         Summit      Adjustments           Combined
                                                                     ---------    --------    --------------       -------------
Assets
Current assets:

       Cash and cash equivalents                                   $       58         421           (1,600)   (1)          (121) (5)
                                                                                                     1,000    (3)
       Accounts receivable and unbilled accounts receivable, net        1,208       1,896                                 3,104
       Other current assets                                                20         437                                   457
                                                                     ---------    --------    --------------       -------------
              Total current assets                                      1,286       2,754             (600)               3,440
Property and equipment, net                                               185         128                                   313
Other Assets:
       Intangible assets                                                3,347                        4,538    (2)         7,885
       Other assets                                                        13                                                13
                                                                     ---------    --------    --------------       -------------
              Total other assets                                        3,360           -            4,538                7,898
                                                                     ---------    --------    --------------       -------------
              Total Assets                                         $    4,831       2,882            3,938               11,651
                                                                     =========    ========    ==============       =============

Liabilities and Stockholders' Equity
Current liabilities:
       Accounts payable and accrued expenses                       $    1,544         447               54    (1)         2,045
       Accrued salaries and wages                                                     842                                   842
       Current maturities of long-term debt, short-term notes
           payable and LOC                                                801                          899    (1)         2,700
                                                                                                     1,000    (3)
       Billings in excess of cost and estimated earnings                              223                                   223
       Deferred revenue                                                    21         211                                   232
                                                                     ---------    --------    --------------       -------------
              Total current liabilities                                 2,366       1,723            1,953                6,042
Long-term note, less current maturities                                    40                                                40
                                                                                                     2,700    (1)
                                                                                                      (131)   (1)
Long-term convertible note                                                                            (671)   (4)         1,898
Pension obligation                                                        295                                               295
                                                                     ---------    --------    --------------       -------------
              Total liabilities                                         2,701       1,723            3,851                8,275
                                                                     ---------    --------    --------------       -------------
Stockholders' equity                                                    2,130       1,159           (1,159)   (2)         3,376
                                                                                                       575    (1)
                                                                                                       671    (4)
                                                                     ---------    --------    --------------       -------------
              Total stockholders' equity and liabilities           $    4,831       2,882            3,938               11,651
                                                                     =========    ========    ==============       =============

(1) Purchase price of the acquisition of Summit
     Value of common stock issued as consideration                $     575,000
     Cash                                                             1,600,000
     Short-term note                                                    899,000
     Long-term convertible note                                       2,700,000
     Discount on long-term convertible note for imputed interest      (131,000)
     Acquisition costs                                                   54,000
                                                                    ------------
         Total purchase price                                     $   5,697,000
                                                                    ============

The purchase agreement required the Company to issue 575,000 shares of DFI's common stock which was issued during January 2005. The 575,000 shares of common stock are valued based upon contemporaneous cash sales.

(2) Allocation of acquisition costs:
     Net book value of Summit                                     $   1,159,000
     Allocation to goodwill                                           4,538,000
                                                                    ------------
                                                                  $   5,697,000
                                                                    ============

The Company is in the process of evaluating the intangibles purchased, thus the purchase price allocation has not been finalized and is subject to change.

(3) DFI borrowed $700,000 at Prime plus 1% and Summit borrowed $300,000 at Prime on lines of credit. These borrowings were used to fund part of this Summit acquisition.

(4) The intrinsic value of the embedded beneficial conversion option of the $2.7 million convertible note is estimated at $671,000.

(5) Subsequent to September 30, 2004, DFI received proceeds from the sale of its common stock which funded the remaining portion of this acquisition.

                                  EXHIBIT INDEX

Exhibit No.     Description
-----------     -----------
  10.1* Loan Agreement, note and security agreement and commercial security agreement, each dated March 10, 2005, among First Commercial Bank of Huntsville and the Company, for a $2,500,000 revolving line of credit.
  10.2* Security and Subordination Agreement, dated January 3, 2005, by and among First Commercial Bank of Huntsville, the Company and Michael W. Wicks.
  10.3* Stock Purchase Agreement, dated as of October 28, 2004, by and between the Company and Michael W. Wicks.
  10.4* Convertible Promissory Note, dated January 3, 2005, by and between the Company and Michael W. Wicks.
  10.5* Registration Rights Agreement, dated January 3, 2005, by and between the Company and Michael W. Wicks.
  10.6* Escrow Agreement, dated October 28, 2004, by and among the Company, Michael W. Wicks and Synovus Trust Company.
  10.7* Employment Agreement, dated January 3, 2005, by and between the Company and Michael W. Wicks.
  10.8* Employment Agreement, dated January 3, 2005, by and between the Company and Steven L. Thornton.

* Filed herewith.



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